Exhibit 10.4
INDEMNIFICATION AGREEMENT
[Form]
This Indemnification Agreement, dated as of [__________], 2008, is made by and between SPORT SUPPLY GROUP, INC., a Delaware corporation (the “Company”), and [___________], a director, officer or key employee of the Company or one of the Company’s Subsidiaries (the “Indemnitee”).
The following recitals are true and constitute the basis for this Indemnification Agreement:
A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as representatives of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such representatives;
B. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so substantial (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of representatives;
C. The Company believes that it is unfair for its representatives and the representatives of its Subsidiaries (as defined below) to assume the risk of large judgments and Expenses (as defined below) that may be incurred in cases in which the representative received no personal profit and in cases where the director or officer was not culpable;
D. The Company recognizes that the issues in controversy in litigation against a representative of a corporation such as the Company or a Subsidiary of the Company are often related to the knowledge, motives and intent of such representatives, that he or she is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the representative can reasonably recall such matters; and may extend beyond the normal time for retirement for such director or officer with the result that he or she, after retirement or in the event of his or her death, his or her spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a representatives from serving in that position;
E. Based upon their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as representatives of the Company and its Subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its Subsidiaries, it is necessary for the Company to contractually indemnify its representatives and the representatives of its Subsidiaries, and to assume for itself maximum liability for Expenses and damages in connection with claims against such representatives in connection with their service to the Company and its Subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its Subsidiaries and the Company’s stockholders;

F. Section 145 of the General Corporation Law of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;
G. The Company desires and has requested the Indemnitee to serve or continue to serve as a representatives of the Company and/or the Subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or the Subsidiaries of the Company; and
H. The Indemnitee is willing to serve, or to continue to serve, the Company and/or the Subsidiaries of the Company; provided that he or she is furnished the indemnity provided for herein.
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Definitions.
(a) Affiliate. For purposes of this Indemnification Agreement, “Affiliate” of the Company means any corporation, partnership, joint venture, trust or other enterprise in respect of which the Indemnitee is or was or will be serving as a director, officer, advisory director, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary, or in any other similar capacity at the direct or indirect request of the Company, and including, but not limited to, any employee benefit plan of the Company or a Subsidiary or Affiliate of the Company.
(b) Agent. For the purposes of this Indemnification Agreement, “Agent” of the Company means any person who is or was a director, officer, employee, attorney or other agent of the Company or a Subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interest of the Company or a Subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a Subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(c) Expenses. For purposes of this Indemnification Agreement, “Expenses” means all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of, or being a witness in, a Proceeding (as defined below) or establishing or enforcing a right to indemnification under this Indemnification Agreement, Section 145 or otherwise; provided, however, that Expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a Proceeding.
(d) Other Liabilities. For purposes of this Indemnification Agreement, “Other Liabilities” means any and all liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA (or other benefit plan related) excise taxes or penalties, and amounts paid in settlement and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any Expenses or any such judgments, fines, ERISA (or other benefit plan related) excise taxes or penalties, or amounts paid in settlement).
(e) Proceeding. For the purposes of this Indemnification Agreement, “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.
(f) Subsidiary. For purposes of this Indemnification Agreement, “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.
2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an Agent of the Company, so long as he or she is duly appointed or elected, and is and remains qualified to serve in such capacity, in accordance with the applicable provisions of the Bylaws of the Company or any Subsidiary of the Company and until the resignation, removal, termination, permanent disability or death of the Indemnitee; provided, however, that nothing contained in this Indemnification Agreement is intended to create any right to continued employment or other form of service by the Indemnitee.
3. Mandatory Indemnification. The Company shall indemnify the Indemnitee to the fullest extent not prohibited by the provisions of the Company’s Bylaws and the Delaware General Corporation Law (“DGCL”), as the same may be amended from time to time (but only to the extent that such amendment permits the Company to provide broader indemnification rights than the Bylaws or the DGCL permitted prior to the adoption of such amendment) as follows, subject to the limitations set forth in Section 10 below:
(a) Third Party Actions. If the Indemnitee is a person who was or is a party to, or witness in, or is threatened to be made a party to, or witness in, any Proceeding (other than an action by or in the right of the Company, which actions are addressed in Section 3(b) below) by reason of the fact that he or she is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all Expenses and Other Liabilities actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

(b) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any amounts paid in settlement of any such Proceeding, to the maximum extent permitted by law, and all Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such Proceeding if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware (“Court of Chancery”) or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper.
4. Determination of “Good Faith”. For purposes of any determination of “good faith” hereunder, the Indemnitee shall be deemed to have acted in good faith if in taking such action the Indemnitee relied on the records or books of account of the Company or a Subsidiary or Affiliate of the Company, including financial statements, or on information, opinions, reports or statements provided to the Indemnitee by the officers or other employees of the Company or a Subsidiary or Affiliate of the Company in the course of their duties, or on the advice of legal counsel for the Company or a Subsidiary or Affiliate of the Company, or on information or records given or reports made to the Company or a Subsidiary or Affiliate of the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company or a Subsidiary or Affiliate of the Company, or by any other person (including legal counsel, accountants and financial advisors) as to matters the Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In connection with any determination as to whether the Indemnitee is entitled to be indemnified hereunder, the Reviewing Party (as defined below) or court shall presume that the Indemnitee has satisfied the applicable standard of conduct and shall be entitled to indemnification, and the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Indemnification Agreement. In addition, the knowledge and/or actions, or failures to act, of any other person serving the Company or a Subsidiary or Affiliate of the Company as an indemnifiable person shall not be imputed to the Indemnitee for purposes of determining the right to indemnification hereunder.

5. Exception for Amounts Covered by Insurance and Other Sources. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for Expenses or Other Liabilities of any type whatsoever (including, but not limited to judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to the Indemnitee by any directors and officers insurance (“D&O Insurance”) maintained by the Company or other indemnity arrangements with third parties.
6. Partial Indemnification and Contribution.
(a) Partial Indemnification. If the Indemnitee is entitled under any provision of this Indemnification Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities, but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled.
(b) Contribution. If the Indemnitee is not entitled to the indemnification provided in Section 3 above for any reason other than the statutory limitations set forth in the DGCL, then in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with the Indemnitee (or would be adjoined in such Proceeding), the Company shall contribute to the amount of Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such Proceeding arose and (ii) the relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and of the Indemnitee, on the other hand, in connection with the events which resulted in such Expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault on the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

7. Mandatory Advancement of Expenses.
(a) Advancement. Subject to Section 5 above or Section 10 below, the Company shall advance prior to the final disposition of the Proceeding, all Expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company or by reason of anything done or not done by him or her in any such capacity. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Indemnification Agreement, the Company’s Bylaws or the DGCL. The advances to be made hereunder shall be paid by the Company to the Indemnitee or directly to a third party designated in writing by the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company.
(b) Exception. Notwithstanding the foregoing provisions of this Section 7, the Company shall not be obligated to advance any Expenses to the Indemnitee if: (i) those members of the Board consisting of directors who were not parties to the Proceeding for which a claim is made under this Indemnification Agreement, even though less than a quorum or (ii) independent legal counsel, selected by the Indemnitee, and approved by the Board, which approval may not be unreasonably withheld, by written legal opinion, or (iii) a panel of arbitrators (one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected), determines in good faith, within thirty (30) days of the Indemnitee’s request to be advanced Expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith. If such a determination is made, the Indemnitee may have such decision reviewed in the manner set forth in Section 9(d) hereof, with all references therein to “indemnification” being deemed to refer to “advancement of Expenses,” and the burden of proof shall be on the Company to demonstrate clearly and convincingly that, based on the facts known at the time, the Indemnitee acted in bad faith.
8. Notice and Other Indemnification Procedures.
(a) Notification. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Indemnification Agreement, notify the Company of the commencement or threat of commencement thereof. The failure to promptly notify the Company of the commencement of, or the threat of commencement of, any Proceeding, or the Indemnitee’s request for indemnification will not relieve the Company from any obligation that it may have to the Indemnitee hereunder, except to the extent that the Company is materially prejudiced in its defense of such Proceeding as a result of such failure.

(b) Insurance and Other Matters. The Company hereby covenants and agrees that, so long as Indemnitee serves as a director or officer of the Company and thereafter so long as Indemnitee may be subject to any possible Proceeding by reason of the fact that Indemnitee was a director or officer of the Company, the Company, subject to the last sentence of this Section 8(b), will promptly obtain and maintain in full force and effect liability insurance to protect Indemnitee from personal liabilities incurred by reason of the fact that Indemnitee is or was serving in such capacity (“Liability Insurance”) in reasonable amounts from established and reputable insurers. In all applicable policies of Liability Insurance, Indemnitee will be named as an insured and will be covered by such policies in accordance with their terms to the maximum extent of the coverage available for any director, officer, employee, or agent or fiduciary under such policy or policies. At the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 8(a) above, the Company shall give prompt notice of the commencement of such Proceeding to the issuers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such D&O Insurance policies. Notwithstanding the foregoing, the Company will have no obligation to obtain or maintain Liability Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a Subsidiary of the Company or by another person pursuant to a contractual obligation owed to the Company or Indemnitee.
(c) Assumption of Defense. In the event the Company shall be obligated to advance the Expenses for any Proceeding against the Indemnitee, the Company, if deemed appropriate by the Company, shall be entitled to assume the defense of such Proceeding as provided herein. Following delivery of written notice to the Indemnitee of the Company’s election to assume the defense of such Proceeding, the approval by the Indemnitee (which approval shall not be unreasonably withheld) of counsel designated by the Company and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Indemnification Agreement for any fees and expenses of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding. If (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have notified the Board in writing that the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company fails to employ counsel to assume the defense of such Proceeding, the fees and expenses of the Indemnitee’s counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Indemnification Agreement. Nothing herein shall prevent the Indemnitee from employing counsel for any such Proceeding at the Indemnitee’s expense.
9. Determination of Right to Indemnification.
(a) Success on the Merits. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 3(a) or 3(b) of this Indemnification Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by him or her in connection therewith.
(b) Right to Indemnification in Other Situations. In the event that Section 9(a) is inapplicable, the Company shall also indemnify the Indemnitee if he or she has not failed to meet the applicable standard of conduct for indemnification.

(c) Forum. The Indemnitee shall be entitled to select the forum in which determination of whether or not the Indemnitee has met the applicable standard of conduct will be made from among the following, except that the Indemnitee can select the forum consisting of the stockholders of the Company only with the approval of the Company:
(1) Those members of the Board consisting of directors who are not parties to the Proceeding for which indemnification is being sought, even though less than a quorum;
(2) The stockholders of the Company;
(3) Independent legal counsel selected by the Indemnitee, and approved by the Board, which approval may not be unreasonably withheld, which counsel shall make such determination in a written opinion; or
(4) A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.
The selected forum shall be referred to herein as the “Reviewing Party”.
As soon as practicable, and in no event later than 30 days after written notice of the Indemnitee’s choice of forum pursuant to Section 9(c) above, the Company and the Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. If the Reviewing Party has not made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification will be deemed to have been made and Indemnitee will be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Reviewing Party making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation information relating thereto; and provided, further, that the foregoing provisions will not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 9(c) and if (A) within 15 days after receipt by the Company of the request for such determination, the Board or the disinterested directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat.
(d) Delaware Court of Chancery. Notwithstanding a final determination by any Reviewing Party that the Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to any of the Court of Chancery of Delaware, the court in which that Proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Indemnification Agreement, and any such judicial proceeding will be conducted in all respects as a de novo trial on the merits, and Indemnitee will not be prejudiced by reason of the adverse determination by any Reviewing Party.

(e) Expenses. Notwithstanding any other provision of this Indemnification Agreement to the contrary, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any hearing or Proceeding under this Section 9 involving the Indemnitee and against all Expenses incurred by the Indemnitee in connection with any other Proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Indemnification Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such Proceeding was frivolous or not made in good faith.
(f) Final Determination. If a determination has been made pursuant to this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law. The Company will be precluded from asserting in any proceeding that the procedures and presumptions of this Agreement are not valid, binding, and enforceable and will stipulate in any such court that the Company is bound by all the provisions of this Agreement.
10. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Indemnification Agreement under the following circumstances:
(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to (1) Proceedings brought to establish or enforce a right to indemnification under this Indemnification Agreement, any other statute or law, as permitted under Section 145, or otherwise, and (2) Proceedings brought to discharge the Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or
(b) Unauthorized Settlements. To indemnify the Indemnitee under this Indemnification Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld or delayed; or
(c) Undeserved Personal Advantage. To indemnify the Indemnitee under this Indemnification Agreement for Other Liabilities from a Proceeding in which a court enters a judgment concluding that the Indemnitee gained in fact a material personal profit or advantage to which the Indemnitee is not entitled; or
(d) Advance Expenses. To advance Expenses to the Indemnitee under this Indemnification Agreement for any Expenses incurred by the Indemnitee with respect to any Proceeding brought by the Company against the Indemnitee for breach of the duty of loyalty, an act or omission not in good faith or that involves intentional misconduct or knowing violation of law, or a transaction from which the Indemnitee gained an improper personal benefit; or

(e) Actions. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or
(f) Unlawful Indemnification. To indemnify the Indemnitee for Other Liabilities if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is prohibited by law. Both the Company and the Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from Indemnifying under this Indemnification Agreement or otherwise a person serving the Company or a Subsidiary or Affiliate of the Company as an Agent.
11. Non-exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Indemnification Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in his or her official capacity and to acts or omissions in another capacity while occupying his or her position as an Agent of the Company, and the Indemnitee ‘ s rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. If the Company and the Indemnitee have previously entered into an Indemnity Agreement providing for indemnification of the Indemnitee by the Company, the parties’ entry into this Indemnification Agreement shall be deemed to amend and restate such Indemnity Agreement to read in its entirety as, and to be superseded by, this Indemnification Agreement.
12. Interpretation of Agreement. It is understood that the parties hereto intend this Indemnification Agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly prohibited herein.
13. Severability. If any provision or provisions of this Indemnification Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Indemnification Agreement (including, without limitation, all portions of any paragraphs of this Indemnification Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Indemnification Agreement (including, without limitation, all portions of any paragraphs of this Indemnification Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 12 above.

14. Modification and Waiver. No supplement, modification or amendment of this Indemnification Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Indemnification Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) and except as expressly provided herein, no such waiver shall constitute a continuing waiver.
15. Successors and Assigns. The terms of this Indemnification Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.
16. Notice. All notices, requests, demands and other communications under this Indemnification Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipt is provided by the party to whom such communication is delivered or (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgment of receipt form accompanying deliver through the U.S. mail, (iii) personal service by a process server, or (iv) delivery to the recipient’s address by overnight delivery (e.g. FedEx, UPS or DHL) or other commercial delivery service. Addresses for notice to either party are as shown on the signature page of this Indemnification Agreement, or as subsequently modified by written notice complying with the provisions of this Section 16. Delivery of communications to the Company with respect to this Indemnification Agreement shall be sent to the attention of the Company’s Chief Financial Officer.
17. No Presumptions. For purposes of this Indemnification Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise. In addition, neither the failure of the Company or a Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company or a Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by the Indemnitee to secure a judicial determination by exercising the Indemnitee’s rights under Section 7 or 9(d) of this Indemnification Agreement that the Indemnitee should be indemnified under applicable law shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under applicable law or otherwise.
18. Survival of Rights. The rights conferred on the Indemnitee by this Indemnification Agreement shall continue after the Indemnitee has ceased to serve the Company or a Subsidiary or Affiliate of the Company as an indemnifiable person and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
19. Subrogation. In the event of payment under this Indemnification Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

20. Specific Performance. The parties recognize that if any provision of this Indemnification Agreement is violated by the Company, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute Proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.
21. Counterparts. This Indemnification Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Indemnification Agreement.
22. Headings. The headings of the sections and paragraphs of this Indemnification Agreement are inserted for convenience only and shall not be deemed to constitute part of this Indemnification Agreement or to affect the construction of interpretation thereof.
23. Governing Law. This Indemnification Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely with Delaware.
24. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or Proceeding which arises out of or relates to this Indemnification Agreement.
25. Period of Limitations. No legal action may be brought and no cause of action may be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of one year from the date of accrual of such cause of action, and any claim or cause of action of the Company will be extinguished and deemed released, unless asserted by the timely filing of a legal action within such one year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period will govern.

The parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

SPORT SUPPLY GROUP, INC.

By:

Adam Blumenfeld
Chairman of the Board and Chief Executive Officer

Address:	1901 Diplomat Drive
Farmers Branch, TX 75234

INDEMNITEE:

By:

[Name]

Address:

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